UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

ROCKET INTERNET GROWTH OPPORTUNITIES CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40268	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Boundary Hall

Cricket Square

Grand Cayman, KY1-1102

Cayman Islands

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (345) 815-5716

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	RKTAU	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 par value	RKTA	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	RKTAW	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”) informing market participants that certain warrants issued by SPACs may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. Specifically, the SEC Statement focused on certain settlement terms and provisions in warrant agreements related to certain tender offers following a business combination. The terms described in the SEC Statement are common in SPACs and are similar to those contained in the warrant agreement, dated as of March 22, 2021, between Rocket Internet Growth Opportunities Corp. (the “Company”) and Continental Stock Transfer & Trust Company, as warrant agent. The Company had previously accounted for its private placement warrants and public warrants (collectively, the “Warrants”) as equity. After considering the SEC Statement, the Company determined that the Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at issuance (on the date of the consummation of the Company’s initial public offering) and at each reporting date, with changes in fair value recognized in the statement of operations in the period of the change.

Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”). The views expressed in the SEC Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC 815-40 to the warrant agreement. The Company reassessed its accounting for the Warrants and determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the statement of operations each reporting period.

On May 21, 2021, the audit committee of the Company’s board of directors (the “Audit Committee”), based on the recommendation of and after consultation with management, concluded that certain items on the Company’s previously issued audited balance sheet as of March 25, 2021, included in the Company’s Current Report on Form 8-K filed on March 31, 2021, should no longer be relied upon due to the reclassification of the Warrants described above. The previously issued audited balance sheet will be corrected in the Company’s Form 10-Q for the quarterly period ended March 31, 2021.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET INTERNET GROWTH OPPORTUNITIES CORP.

Date: May 21, 2021	By:	/s/ Soheil Mirpour
Name: Soheil Mirpour
Title: Chief Executive Officer and Director